Exhibit 2.i.12

AMENDED AND RESTATED AMERICAN CAPITAL INCENTIVE BONUS PLAN

FORM OF

ACCEPTANCE AND ELECTION AGREEMENT [(TWO-YEAR)] [(THREE-YEAR)] [(FOUR-YEAR)] [(SIX-YEAR)]

[Two-Year] [Three-Year] [Four-Year] [Six-Year] Vesting Bonus Award:

1. Name: XXXXXXX

2. Date of Award:

3. Amount of Award: $0.00

4. Vesting: The vesting schedule set forth in the Memorandum dated [mm/dd/yyyy] (attached hereto) applies to your Bonus Award. Further, Section 6.3(a) of the Plan (relating to vesting in the event of death or becoming Disabled or the occurrence of a Change of Control) will not apply until [mm/dd/yyyy].

Deferral Election (Complete only if electing to defer payment of one or more of the Bonus Tranches):1

I hereby elect to defer payment of the Bonus Tranches specified below to the months specified below (month cannot be later than May 2016). If more than one month is elected for a single Bonus Tranche, you must also specify the percentage of the Bonus Tranche that will be payable in each such month. If you elect a deferred payment month or months for a Bonus Tranche, then the elected percentage for that particular Bonus Tranche must equal 100%. You may not elect more than one payment month in any of the periods described below for any Bonus Tranche or portion thereof.

[1]	Leave the elected payment date blank for any Bonus Tranche that you are not electing to defer.

Bonus	Tranche

1. [mm/dd/yyyy] Bonus Tranche:

Election Period (Months)	Payment Month (Select Number)[2]	Percentage

Election Period 1 (14-24)

Election Period 2 (25-36)

Election Period 3 (37-48)

Election Period 4 (49-60)

Election Period 5 (61-72)

Election Period 6 (73-84)

Election Period 7 (85-96)

Election Period 8 (97-108)

Election Period 9 (109-121)
Must add to 100%

2. [mm/dd/yyyy] Bonus Tranche:

Election Period (Months)	Payment Month (Select Number)	Percentage

Election Period 2 (25-36)

Election Period 3 (37-48)

Election Period 4 (49-60)

Election Period 5 (61-72)

Election Period 6 (73-84)

Election Period 7 (85-96)

Election Period 8 (97-108)

Election Period 9 (109-121)
Must add to 100%

[2]	You may not insert more than number in any box. If you do not wish to receive a distribution during a particular Election Period, leave this column blank for that Election Period.

[3. [mm/dd/yyyy] Bonus Tranche:

Election Period (Months)	Payment Month (Select Number)	Percentage

Election Period 3 (37-48)

Election Period 4 (49-60)

Election Period 5 (61-72)

Election Period 6 (73-84)

Election Period 7 (85-96)

Election Period 8 (97-108)

Election Period 9 (109-121)
Must add to 100%

4. [mm/dd/yyyy] Bonus Tranche:

Election Period (Months)	Payment Month (Select Number)	Percentage

Election Period 4 (49-60)

Election Period 5 (61-72)

Election Period 6 (73-84)

Election Period 7 (85-96)

Election Period 8 (97-108)

Election Period 9 (109-121)
Must add to 100%

5. [mm/dd/yyyy] Bonus Tranche:

Election Period (Months)	Payment Month (Select Number)	Percentage

Election Period 5 (61-72)

Election Period 6 (73-84)

Election Period 7 (85-96)

Election Period 8 (97-108)

Election Period 9 (109-121)
Must add to 100%

6. [mm/dd/yyyy] Bonus Tranche:

Election Period (Months)	Payment Month (Select Number)	Percentage

Election Period 6 (73-84)

Election Period 7 (85-96)

Election Period 8 (97-108)

Election Period 9 (109-121)
Must add to 100%

Note: If you separate from service with the Company, or in the event of your death or becoming Disabled or a Change of Control of the Company, any vested Bonus Tranches you have elected to defer will be paid to you (in the event of your death, to your surviving spouse or, if none, to your estate) as soon as practicable thereafter, notwithstanding any later payment month(s) you may have elected. In the case of payments triggered by a separation from service, a special rule applies if you are considered a “specified employee” under Section 409A pursuant to which payment will be delayed until six months after you separate from service to the extent required by Section 409A.

Acceptance of Terms of Plan:

By signing this Acceptance and Election Agreement, I hereby accept and agree to the terms of the Bonus Award set forth above and that the Bonus Award is fully subject to, and governed by, the terms of the Plan, a copy of which the Company has previously provided to me.

XXXXXXX